UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

Commission File Number: 000-56142

OBITX, INC.
(Exact name of registrant as specified in charter)
Delaware	82-1091922
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4720 Salisbury Road Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number	570-778-6459

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms “Company,” “our company,” “us,” “OBITX,”, “we” and “our” refer to OBITX, Inc. unless the context requires otherwise

Item 3.02 Unregistered Sales of Equity Securities.

On April 17, 2020, Michael Hawkins acquired 150,000 shares of Series A Preferred stock of the Company, which he assigned to an entity in which Mr. Hawkins has a controlling interest.  The purchase of the shares was at par value. The authorization to acquire the shares was in conjunction with Mr. Hawkins election to be the Chief Financial Officer and Chief Executive Officer of the Company. The Series A Preferred shares cannot be converted into common shares of the Company for a period of two years and has the right to appoint two members to the board of directors. The Company has the right to lien 50,000 of the Series A Preferred shares as security for Mr. Hawkins performance of service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBITX, INC.

Date: April 20, 2020

By: /s/ Paul Rosenberg

Paul Rosenberg,

Director

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